Amended and Restated

BYLAWS

OF

NutriSystem, Inc.

(as of July 16, 2009)

  OFFICES

    Registered Office. The registered office of NutriSystem, Inc. (the "Corporation") in the State of Delaware shall be fixed in the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation").

    Other Offices. The Corporation may also have another office or offices, and keep the books and records of the Corporation, except as may be required by law, at such other place or places either within or without the State of Delaware, as the Board of Directors (the "Board") may from time to time determine or as the business of the Corporation may from time to time require.

  STOCKHOLDERS

    Place of Meetings. All meetings of stockholders of the Corporation shall be held at such place, if any, as may be designated from time to time by the Board or, if not so designated, at the principal office of the Corporation. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the "DGCL").

    Annual Meeting. The annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board.

    Special Meetings. Subject to the rights of the holders of any series of preferred stock of the Corporation (the "Preferred Stock"), special meetings of stockholders of the Corporation may be called at any time by the Board, the Chairman of the Board or the Chief Executive Officer, and not by any other person or persons, and shall be held on such date and at such time as the Board, the Chairman of the Board or the Chief Executive Officer shall fix. Business transacted at any special meeting of stockholders of the Corporation shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

    Notice of Meetings. Except as otherwise provided by law or these Bylaws, written notice of all meetings of stockholders of the Corporation shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

    Voting List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept open for examination at the meeting as required by the DGCL. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

    Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares of the capital stock (not including treasury stock) of the Corporation issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business at a meeting of the stockholders of the Corporation; provided, however, where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action thereon. If a quorum is not present or represented by proxy at a meeting of stockholders, then the Chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time in accordance with Section 2.7 of these Bylaws, without notice other than announcement at the meeting, until a quorum is present or represented.

    Adjournments. Any meeting of stockholders of the Corporation, whether or not a quorum is present, may be adjourned for any reason from time to time to another time or to another place, if any, by either the Chairman of the meeting or the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. It shall not be necessary to notify any stockholder of any adjournment of less than 30 days if the time and place, if any, of the adjourned meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

    Voting and Proxies. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock entitled to vote held of record by such stockholder. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by the DGCL by the stockholder or such stockholder's authorized agent and delivered (including by electronic transmission) to the Secretary of the Corporation. No such proxy shall be voted upon after three years from its date, unless the proxy expressly provides for a longer period.

    Action at Meeting. Except as otherwise provided by law, these Bylaws or the Certificate of Incorporation, when a quorum is present at a meeting of stockholders of the Corporation, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present in person or represented by proxy and voting on such matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present in person or represented by proxy and voting on such matter). When a quorum is present at a meeting of stockholders of the Corporation, an election by stockholders of directors shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

    Stockholder Proposals at Annual Meetings.

      At an annual meeting of the stockholders, only such business (other than nominations for election to the Board, which must comply with the provisions of Section 2.11 and Section 3.2) shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof) or (ii) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by a stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.10 and on the date of such annual meeting and (B) who complies with the notice procedures set for in this Section 2.10.

      In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure (as defined below) of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder's notice as described above.

      To be in proper form, a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) as to the stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (A) the name and address of such person, (B) the class, series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person, (C) the name of each nominee holder for, and the number of, shares owned beneficially but not of record by each such person and (D) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of such stockholder during the previous 60 day period with respect to the stock of the Corporation and whether and the extent to which any other transaction, agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, swaps, contracts for difference, hedging transactions or borrowing or lending shares of stock) has been made by or on behalf of such stockholder, the effect or intent of any of the foregoing being to manage the risk or benefit of share price changes in the stock price of the Corporation for such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock or debt securities of the Corporation; (iii) a description of all purchases and sales of securities of the Corporation by or on behalf of such stockholder during the previous 60 day period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; (iv) a description of (A) all agreements, arrangements or understandings (whether written or oral) between or among the stockholder giving the notice and on whose behalf the proposal is being made and any other person or persons in connection with the proposal or the Corporation or (B) any material interest of the stockholder giving notice or on whose behalf the proposal is being made in the proposal or the Corporation, including any anticipated benefit to such person or persons therefrom; (v) a representation that the stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; (vi) a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation's outstanding shares required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of the proposal; and (vii) any other information relating to the stockholder giving the notice and on whose behalf the proposal is being made that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies with respect to business brought at an annual meeting of stockholders pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder. In addition, a stockholder seeking to bring an item of business before the annual meeting shall promptly provide any other information reasonably requested by the Corporation.

      A stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice and any additional information provided at the request of the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.10 or otherwise shall be true and correct as of (i) the record date for determining the stockholders entitled to receive notice of the annual meeting and (ii) the date of the meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days prior to (A) in the case of clause (d)(i), the record date and (B) in the case of clause (d)(ii) the date of the meeting.

      Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set for in this Section 2.10, provided, however, that nothing in this Section 2.10 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.

      The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, and if he should so determine, he shall so declare at the meeting and any such business not properly brought before the meeting shall not be transacted.

      Notwithstanding the foregoing provisions of this Section 2.10, if the stockholder or a qualified representative of the stockholder does not appear at the annual meeting of stockholders to present the nomination, such proposed nomination shall not be considered, notwithstanding that proxies in respect of the proposed nominee may have been received by the Corporation. For purposes of this Section 2.10 and Section 2.11, to be considered a "qualified representative" of the stockholder, a person must be a duly authorized officer, manager, or partner of such stockholder, or must be authorized to act for such stockholder as proxy at the annual meeting of stockholders by a writing executed by such stockholder or an electronic transmission delivered by such stockholder, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

      For purposes of Sections 2.10 and 2.11 of these Bylaws, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

      Nothing contained in this Section 2.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

    Nomination of Directors.

      In addition to any other applicable requirements, only persons who are nominated in accordance with the provisions of this Section 2.11 may be elected as directors of the Corporation. Nominations of persons for election to the Board of the Corporation may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any nominating committee or person appointed by the Board or (iii) by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.11 and on the date of such annual or special meeting and (B) who complies with the notice procedures set forth in this Section 2.11.

      Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an annual meeting not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first. In no event shall the public disclosure of an adjournment or postponement of a stockholder meeting commence a new time period for the giving of a stockholder's notice as described above.

      To be in proper form, such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class, series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person, (D) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, (E) the name of the nominee holder for, and number of, shares owned beneficially but not of record by such person, (F) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of such person during the previous 60 day period with respect to the stock of the Corporation and whether and the extent to which any other transaction, agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, swaps, contracts for difference, hedging transactions or borrowing or lending shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to manage the risk or benefit of share price changes in the stock price of the Corporation for such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock or debt securities of the Corporation, and (G) a description of all purchases and sales of securities of the Corporation by such stockholder giving notice during the previous 60 day period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, (A) the name and address of such person, (B) the class, series and number of all shares of stock of the Corporation which are owned beneficially, or of record, by such person, (C) the name of the nominee holder for, and the number of, shares owned beneficially but not of record by such person, (D) whether and the extent to which any hedging or other transaction has been entered into by or on behalf of such person during the previous 60 day period with respect to the stock of the Corporation and whether and the extent to which any other transaction, agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, swaps, contracts for difference, hedging transactions or borrowing or lending shares of stock) has been made by or on behalf of such person, the effect or intent of any of the foregoing being to manage the risk or benefit of share price changes in the stock price of the Corporation for such person or to increase or decrease the voting power or pecuniary or economic interest of such person with respect to stock or debt securities of the Corporation, and (E) a description of all purchases and sales of securities of the Corporation by such stockholder giving notice during the previous 60 day period, including the date of the transactions, the class, series and number of securities involved in the transactions and the consideration involved; (iii) a description of (A) all agreements, arrangements or understandings (whether written or oral) between or among the stockholder giving notice, the beneficial owner, if any, each proposed nominee, or any other person relating to the proposed nomination or the Corporation or (B) any material interest in the Corporation; (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder or its affiliates and associates, on the one hand, and each proposed nominee, or his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (and any successor regulation), if the stockholder making the nomination and any other person on whose behalf the nomination is made, or any affiliate or associate thereof, were the "registrant" for purposes of such rule and the proposed nominee were a director or executive officer of such registrant; (vi) a representation that the stockholder giving notice intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (vii) a representation whether the stockholder or the beneficial owner, if any, intends, or is part of a group that intends, to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation's outstanding shares required to elect the nominee or otherwise solicit proxies from stockholders in support of the nomination; and (viii) any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for the election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably request, including, without limitation, information required to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

      A stockholder providing notice of any nomination proposed to be made at an annual or special meeting shall further update and supplement such notice and any additional information provided at the request of the Corporation, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11 or otherwise shall be true and correct as of (i) the record date for determining the stockholders entitled to receive notice of the meeting, and (ii) the date of the meeting, and such update and supplement shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days prior to (A) in the case of clause (d)(i), the record date and (B) in the case of clause (d)(ii), the date of the meeting.

      No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11. In addition, to be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 2.11) to the Secretary of the Corporation at the principal executive office of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the Corporation, with such person's fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (C) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

      These provisions shall not apply to the nomination of any persons entitled to be separately elected as directors by holders of preferred stock.

      The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      Notwithstanding the foregoing provisions of this Section 2.11, if the stockholder or a qualified representative of the stockholder does not appear at the annual meeting of stockholders to present the proposal, such proposal shall not be considered, notwithstanding that proxies in respect of the proposal may have been received by the Corporation.

      Nothing contained in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision of law).

    Conduct of Meetings; Inspectors.

      Meetings of stockholders of the Corporation shall be presided over by the Chairman of the Board, if any, or, in the Chairman's absence, by a person designated by the Board or, in the absence of a person so designated by the Board, by a Chairman chosen at the meeting by the holders of a majority in voting power of the stock entitled to vote thereat, present in person or represented by proxy. The Secretary of the Corporation shall act as secretary of the meeting, but in the Secretary's absence the Chairman of the meeting may appoint any person to act as secretary of the meeting.

      The Board may adopt from time to time by resolution or resolutions such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate or convenient including, without limitation, such guidelines and procedures as it may deem appropriate or convenient regarding the participation by means of remote communication of stockholders and proxy holders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the Chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the Chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the Chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

      In advance of any meeting of stockholders, the Board, the Chairman of the Board or the Chief Executive Officer shall appoint one or more inspectors of election to act at a meeting of stockholders of the Corporation and make a written report thereof. One or more other persons may be designated as alternate inspectors to act at such meeting. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Except to the extent prohibited by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. The inspector shall have the duties prescribed by the DGCL and shall announce the date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting.

    Action by Consent in Lieu of a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

  DIRECTORS

    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.

    Number, Election and Term. The specific number of directors shall be designated from time to time exclusively by the Board of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall be elected at each annual meeting of stockholders for a term of one year; provided, however, the term of each director shall continue until the election and qualification of a successor or until such director's earlier death, resignation, disqualification or removal. Directors need not be elected by written ballot. All directors shall be natural persons, but need not be stockholders of the Corporation or residents of Delaware.

    Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation or the Bylaws, a majority of the authorized number of directors at any time shall constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of the directors present at a duly called meeting at which a quorum is present shall be regarded as the act of the Board. If at any meeting of the Board there shall be less than such a quorum, a majority of the directors present may adjourn the meeting to another time and place, if any, without further notice other than announcement at the meeting.

    Removal. Except as otherwise provided in the Certificate of Incorporation, no director may be removed from office by the stockholders of the Corporation except both (a) for cause and (b) by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, considered for this purpose as a single class.

    Vacancies. Unless otherwise provided by law or in the Certificate of Incorporation, any newly created directorships and any vacancy occurring on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled only by a majority of the remaining members of the Board, even if less than a quorum, or by the sole remaining director. Each director so elected shall hold office until the next annual meeting of stockholders and until a successor shall have been duly elected and qualified or until such director's earlier death, resignation, disqualification or removal.

    Resignation. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall be effective at the time specified in such notice or, if not specified, upon receipt thereof. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

    Regular Meetings. Regular meetings of the Board may be held without notice at such time and place, if any, as shall be determined from time to time by the Board; provided, however, any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place, if any, as the annual meeting of stockholders.

    Special Meetings. Special meetings of the Board may be held at any time and place, if any, designated in a call by the Chairman of the Board, the Chief Executive Officer, two or more directors or by the sole remaining director.

    Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary of the Corporation or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) in person, by telephone or by electronic mail at least 24 hours in advance of the meeting, (ii) by sending a telegram, telecopy, electronic transmission or other form of recorded communication or by delivering written notice by hand, to such director's last known business, home or electronic mail address at least 48 hours in advance of the meeting, or (iii) by sending written notice, via first-class mail or reputable overnight courier, to such director's last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purpose or purposes of the meeting.

    Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

    Action by Consent. Any action required or permitted to be taken by the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee thereof, as the case may be, consent to the action in writing or by electronic transmission or transmissions, and the written consent or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof.

    Committees.

      The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation, except as otherwise provided by applicable law, the rules or regulations of any stock exchange applicable to the Corporation or pursuant to any other regulation applicable to the Corporation or its securities. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority (including the issuance of stock) of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

      Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to these Bylaws.

    Compensation of Directors. Members of the Board and committees thereof may receive such compensation, if any, for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine by resolution or resolutions. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary companies in any other capacity and receiving compensation for such service.

  OFFICERS

    Officers. The officers of the Corporation shall include a Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board may from time to time determine, each of whom shall be elected by the Board, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board. Each officer shall hold office for such term as may be prescribed by the Board and until such person's successor shall have been duly elected and qualified or until such person's earlier death, resignation, disqualification or removal. Any two of such offices may be held by the same person.

    Resignation and Removal. Any officer may resign at any time by delivering a written resignation to the Corporation at its principal office or to the Chief Executive Officer, the Chairman of the Board or the Secretary of the Corporation. Such resignation shall be effective at the time specified in the notice thereof, or if not specified, upon receipt thereof. Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office. Except as the Board may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer's resignation or removal, or any right to damages on account of such resignation or removal, whether such officer's compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the Corporation.

    Vacancies. The Board may select a successor to fill any vacancy occurring in any office. Each such successor shall hold office for the unexpired term of such officer's predecessor and until a successor is elected and qualified or until such officer's earlier death, resignation, disqualification or removal.

    Chairman of the Board. The Board may appoint from its members a Chairman of the Board. If the Board appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board and herein and, if the Chairman of the Board is also designated as the Corporation's Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 4.5 of these Bylaws. Unless otherwise provided by these Bylaws, the Chairman of the Board shall preside at all meetings of the Board and stockholders.

    Chief Executive Officer. The Chief Executive Officer shall have the responsibility of the general management of the business and affairs of the Corporation subject to the direction of the Board. The Chief Executive Officer may, but need not, also be the President.

    Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform such duties as may from time to time be assigned by the Board or the Chief Executive Officer and in general shall have overall supervision of the financial operations of the Corporation.

    President. If the Chief Executive Officer is not also the President, the President shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe.

    Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe.

    Secretary and Assistant Secretaries. The Secretary of the Corporation shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and to keep a record of the proceedings, to maintain a stock ledger, to prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents. Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary of the Corporation may from time to time prescribe.

    Treasurer and Assistant Treasurers. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned by the Board, the Chief Executive Officer or the Chief Financial Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including, without limitation, the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation. The Assistant Treasurers shall perform such duties and possess such powers as the Board, the Chief Executive Officer, the Chief Financial Officer or the Treasurer may from time to time prescribe.

    Compensation. Officers of the Corporation shall be entitled to such compensation, if any, as shall be fixed from time to time by the Board by resolution or resolutions. No officer shall be prevented from receiving such compensation because such officer is also a director of the Corporation.

  Indemnification

    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved (which shall include for purposes of this Article the giving of testimony or similar involvement) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or such director or officer of the Corporation is or was serving at the written request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including, without limitation, service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the foregoing, except in the case of a claim for indemnification or advancement of expenses pursuant to Section 5.3 of this Article V, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by the Covered Person only if the proceeding (or part thereof) was authorized by the Board of Directors.

    The Corporation shall, to the fullest extent not prohibited by law, pay the expenses (including attorneys' fees) incurred by a Covered Person in defending or investigating a threatened or pending proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should ultimately be determined that the Covered Person is not entitled to be indemnified under this Article V or otherwise.

    If a claim for indemnification (following the final disposition of a proceeding or payment of expenses) or advancement of expenses under this Article V is not paid in full by the Corporation within 60 days after the written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person was not entitled to the requested indemnification or advancement of expenses under law.

    The rights conferred upon any Covered Person by this Article V shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under law, the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

    The Corporation's obligation, if any, to indemnify or advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation or partnership, joint venture, trust, enterprise, or nonprofit entity.

    Any repeal or modification of the foregoing provisions of this Article V shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first contemplated, threatened, or commenced) arising out of, related to, or in connection with any act or omission occurring prior to the time of such repeal or modification.

    This Article V shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

  CAPITAL STOCK

    Issuance. Shares of capital stock of the Corporation may be certificated or uncertificated, as provided under the DGCL. If certificated, the stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued. The stock certificates of the Corporation shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal, which may be a facsimile, engraved or printed. Any of or all the signatures upon such certificate may be facsimiles, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

    Transfers. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares by the person named in the certificate or by such person's attorney lawfully constituted in writing, if such shares are certificated, duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and payment of all necessary transfer taxes, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. No transfer shall be made which would be inconsistent with the provisions of Article 8, Title 6 of the Delaware Uniform Commercial Code - Investment Securities.

    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity, including a bond, as the Board may require for the protection of the Corporation or any transfer agent or registrar.

    Record Date. In order that the Corporation may determine the stockholders of the Corporation entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board; and (3) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, the Board may fix a new record date for the adjourned meeting.

    Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation to vote as such owner, to receive payment of any dividend or distribution or allotment of any rights, to exercise any change, conversion, or exchange of capital stock, or for any other action, and to hold such person registered on its books liable for calls and assessments as the owner of such shares, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

  GENERAL PROVISIONS

    Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year.

    Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.

    Waiver of Notice. Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time stated in such notice, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

    Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer or any other officer of the Corporation authorized by the Board may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) at any meeting of stockholders or stockholders of any other corporation or organization, the securities of which may be held by this Corporation.

    Evidence of Authority. A certificate by the Secretary of the Corporation, or an Assistant Secretary of the Corporation, as to any action taken by the stockholders, directors, a committee of the Board or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

    Reliance Upon Books, Reports and Records. Each director, member of any committee designated by the Board and officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected within reasonable care by or on behalf of the Corporation.

    Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly qualified, are qualified by the Certificate of Incorporation and applicable law.

    Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

    Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

  AMENDMENTS

The Board is expressly authorized to adopt, amend and repeal the Bylaws of the Corporation in whole or in part at any regular or special meeting of the Board, by vote of a majority of the entire Board. The Bylaws may also be adopted, altered or repealed in whole or in part at any annual or special meeting of the stockholders by the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the shares of the Corporation outstanding and entitled to vote thereon.